As filed with the Securities and Exchange Commission on June 2, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OXYGEN BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-2593535
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE Copley Parkway, Suite 490 Morrisville, North Carolina 27560	27560
(Address of Principal Executive Offices)	(Zip Code)

Oxygen Biotherapeutics, Inc. 1999 Amended Stock Plan
(Full title of the Plan)

Michael B. Jebsen
Chief Financial Officer
Oxygen Biotherapeutics, Inc.
ONE Copley Parkway
Suite 490
Morrisville, North Carolina 27560
(919) 855-2100
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Margaret N. Rosenfeld, Esq.
Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
P.O. Box 2611
Raleigh, North Carolina 27602-2611

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, par value $0.0001 per share	3,960,000	(2)	$4.805	$19,027,800	$2,450.78

(1)
Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices of the Common Stock, par value $0.0001 per share, of Oxygen Biotherapeutics, Inc. reported on the Nasdaq Capital Market on May 29, 2014.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed by Oxygen Biotherapeutics, Inc. (the “Registrant”) for the purpose of registering an additional 3,960,000 shares of the Registrant’s Common Stock, par value $0.0001 per share, for issuance under the Registrant’s 1999 Amended Stock Plan, as amended (the “Plan”). Accordingly, this Registration Statement on Form S-8 incorporates by reference the contents of the previous Registration Statement on Form S-8 relating to the Plan, Registration No. 333-167175, filed on May 28, 2010, except for, Item 3, Incorporation of Documents by Reference, Item 8, Exhibits, and Item 9, Undertakings.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2013, filed with the SEC on June 26, 2013;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended (i) July 31, 2013, filed with the SEC on September 17, 2013; (ii) October 31, 2013, filed with the SEC on December 17, 2013; and (iii) January 31, 2014, filed with the SEC on March 17, 2014;

(c) The Registrant’s Current Reports on Form 8-K/A filed with the SEC on July 31, 2013, December 20, 2013 and January 22, 2014 and the Registrant’s Current Reports on Form 8-K filed with the SEC on May 1, 2013, May 15, 2013, May 16, 2013, June 27, 2013, July 25, 2013, August 13, 2013, August 26, 2013, October 25, 2013, November 8, 2013, November 19, 2013, December 9, 2013, December 23, 2013, March 6, 2014, March 21, 2014 and April 4, 2014; and

(d) The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A filed on January 11, 2010, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2008)
4.2
Certificate of Amendment of the Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2009)

4.3
Certificate of Amendment of the Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2013)

4.4
Certificate of Designations of Series A Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 25, 2012)

4.5
Certificate of Designations of Series B-1 Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 22, 2013)

4.6
Certificate of Designations of Series B-2 Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 22, 2013)

4.6
Certificate of Designation of Series C 8% Convertible Preferred Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2013)

4.6
Certificate of Designation of Series D 8% Convertible Preferred Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2013)

4.7
Certificate of Designation of Series E Convertible Preferred Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2013)

4.8	Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2008)
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
23.1	Consent of Cherry Bekaert LLP, Independent Registered Public Accounting Firm
23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1)
24.1	Power of Attorney (Contained on signature page)
99.1
Oxygen Biotherapeutics, Inc. 1999 Amended Stock Plan (incorporated herein by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 13, 2008)

99.2	Amendment No. 1 to Oxygen Biotherapeutics, Inc. 1999 Amended Stock Plan
99.3	Amendment No. 2 to Oxygen Biotherapeutics, Inc. 1999 Amended Stock Plan

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Morrisville, State of North Carolina, on June 2, 2014.

OXYGEN BIOTHERAPEUTICS, INC.

By:	/s/ Michael B. Jebsen
Michael B. Jebsen
President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John P. Kelley and Michael B. Jebsen and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John P. Kelley	Chief Executive Officer	June 2, 2014
John P. Kelley	(Principal Executive Officer)

/s/ Michael B. Jebsen	Chief Financial Officer	June 2, 2014
Michael B. Jebsen	( Principal Financial Officer and Principal Accounting Officer)

/s/ Ronald R. Blanck, DO	Director	June 2, 2014
Ronald R. Blanck, DO

/s/ William A. Chatfield	Director	June 2, 2014
William A. Chatfield

/s/ Anthony DiTonno	Director	June 2, 2014
Anthony DiTonno

/s/ Gregory Pepin	Director	June 2, 2014
Gregory Pepin

/s/ Gerald Proehl	Director	June 2, 2014
Gerald Proehl

/s/ Chris Rallis	Director	June 2, 2014
Chris Rallis

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2008)
4.2
Certificate of Amendment of the Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2009)

4.3
Certificate of Amendment of the Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2013)

4.4
Certificate of Designations of Series A Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on July 25, 2012)

4.5
Certificate of Designations of Series B-1 Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 22, 2013)

4.6
Certificate of Designations of Series B-2 Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 22, 2013)

4.6
Certificate of Designation of Series C 8% Convertible Preferred Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2013)

4.6
Certificate of Designation of Series D 8% Convertible Preferred Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2013)

4.7
Certificate of Designation of Series E Convertible Preferred Stock (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2013)

4.8	Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2008)
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
23.1	Consent of Cherry Bekaert LLP, Independent Registered Public Accounting Firm
23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1)
24.1	Power of Attorney (Contained on signature page)
99.1
Oxygen Biotherapeutics, Inc. 1999 Amended Stock Plan (incorporated herein by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 13, 2008)

99.2	Amendment No. 1 to Oxygen Biotherapeutics, Inc. 1999 Amended Stock Plan
99.3	Amendment No. 2 to Oxygen Biotherapeutics, Inc. 1999 Amended Stock Plan